UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 14, 2022

NEXTPLAT CORP

(Exact Name of Registrant as Specified in its Charter)

nevada	001-40447	65-0783722
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3250 Mary St., Suite 410

Coconut Grove, FL 33133

(Address of principal executive offices and zip code)

(305) 560-5355

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXPL	The Nasdaq Stock Market Inc.

Introductory Note.

As previously disclosed, on December 9, 2022, NextPlat Corp (the “Company”) entered into: (i) a securities purchase agreement by and among the Company and certain institutional and accredited investors (the “Investors”) relating to a private placement (the “Private Placement”) of 4,575,429 units (each, a “Unit”), each Unit consisting of (a) one share of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), and (b) one warrant to purchase one share of Common Stock (each, a “Warrant”); and (ii) a registration rights agreement with the Investors, pursuant to which the Company agreed to register for resale the shares of Common Stock sold in the offering and the shares of Common Stock underlying the Warrants, within 15 calendar days and to use its best efforts to have the registration statement declared effective as promptly as practical thereafter.

On December 14, 2022, the Private Placement closed.

Item 3.02. Unregistered Sales of Equity Securities.

Upon the closing of the Private Placement, the Company received gross proceeds of approximately $8.0 million for the Units and retained net proceeds of approximately $7.4 million after deducting placement agent fees and offering expenses payable by the Company. The Company sold the Units to “accredited investors,” as that term is defined in the Securities Act, in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Investors represented that they are acquiring the Units for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the securities comprising the Units have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 8.01 Other Events.

On December 14, 2022, the Company issued a press release announcing the closing of the Private Placement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 14, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAT CORP.

	By:	/s/ Charles M. Fernandez
	Name:	Charles M. Fernandez
	Title:	Chairman and Chief Executive Officer

Dated: December 14, 2022

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